CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$2,139,000	$84.06

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)

Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $364,209.31 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $84.06 offset against the registration fee due for this offering and of which $364,125.25 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing Supplement no. 1142 To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 109-I dated December 31, 2007	Registration Statement No. 333-130051 Dated March 26, 2008 Rule 424(b)(2)

Structured Investments	JPMorgan Chase & Co.
$2,139,000
Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes: (1) a Weighted Basket of the British Pound, the Euro and the Japanese Yen Relative to the U.S. Dollar, (2) the Dow Jones – AIG Commodities IndexSM, (3) the JPMorgan GBI Global Bond Total Return Index Hedged into U.S. Dollars and (4) a Weighted Basket of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index due March 28, 2013

General

  Senior unsecured obligations of JPMorgan Chase & Co. maturing March 28, 2013*.
  Full principal protection if the notes are held to maturity.
  The notes are designed for investors who seek exposure to four asset classes (equity, debt, commodities and currencies) through three reference portfolios that contain different weightings of exposure to those asset classes. Investors must be willing to forgo interest payments while seeking full principal protection at maturity.
  Investing in the notes is not equivalent to investing in any Reference Portfolio, any Basket, any Index or any of their component stocks, debt securities, any Underlying Currency or exchange traded futures contracts. The respective performance of the four asset classes may not be correlated and, accordingly, your investment in the notes may only yield a positive return if there occurs a broad-based rise in equities, commodities and government bonds as well as a rise in the pound, euro and yen relative to the U.S. dollar.
  Cash payment at maturity of principal plus an Additional Amount, if any, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.
  The notes priced on March 26, 2008, and are expected to settle on or about March 31, 2008.

Key Terms

Payment at Maturity:	On the Maturity Date we will pay you $1,000 for each $1,000 principal amount of notes plus the Additional Amount, if any.
Additional Amount:

The Additional Amount will relate to the Portfolio Return of the best performing of three Reference Portfolios: the Conservative Portfolio, the Balanced Portfolio and the Growth Portfolio. The Reference Portfolios will be comprised of the same asset classes but with different weightings.

The Additional Amount per $1,000 principal amount note will equal the greater of:
	(a)	zero;
	(b)	$1,000 multiplied by the Conservative Portfolio Return multiplied by the Participation Rate;
	(c)	$1,000 multiplied by the Balanced Portfolio Return multiplied by the Participation Rate; or
	(d)	$1,000 multiplied by the Growth Portfolio Return multiplied by the Participation Rate.
Participation Rate:	100%
Portfolio Return:

The Portfolio Return on the Observation Date, with respect to each Reference Portfolio, will equal the sum of the Asset Class Returns multiplied by their respective Asset Class Weights applicable to such Reference Portfolio, calculated as follows:

(Currency Basket Return * Currency Basket Weight) + (Commodities Index Return * Commodities Index Weight) + (Equity Basket Return * Equity Basket Weight) + (Bond Index Return * Bond Index Weight)

Asset Class Return:

With respect to each Asset Class, the “Asset Class Return” refers to the Currency Basket Return, the Commodities Index Return, the Equity Basket Return and the Bond Index Return, as applicable and each calculated as set forth in this pricing supplement.

Asset Class Weights:	The following table sets forth the relevant Asset Class Weights for each Reference Portfolio:
Asset Class	Conservative Portfolio	Balanced Portfolio	Growth Portfolio
Currency Basket	15%	10%	5%
Commodities Index	10%	15%	20%
Equity Basket	25%	40%	60%
Bond Index	50%	35%	15%
Starting Value:	The Starting Value for each Reference Portfolio was set equal to 100 on the Pricing Date.
Pricing Date:	March 26, 2008
Settlement Date:	March 31, 2008
Maturity Date:	March 28, 2013*
Observation Date:	March 25, 2013*
CUSIP:	48123MWX6
*	Subject to postponement as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 109-I.

Investing in the Principal Protected Notes involves a number of risks. See “Risk Factors” beginning on page PS-13 of the accompanying product supplement no. 109-I and “Selected Risk Considerations” beginning on page PS-3 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Per note	$1,000	$31.50	$968.50

Total	$2,139,000	$67,378.50	$2,071,621.50

(1)	[J.P. Morgan Securities Inc., which we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive a commission of $31.50 per $1,000 principal amount note and, with respect to $723,000 aggregate principal amount notes, will use a portion of that commission to pay selling concessions to certain dealers of $2.00 per $1,000 principal amount of note. For the remainder of notes sold in this offering, the other dealers will forgo all of their selling concessions. See “Underwriting” beginning on page PS-91 of the accompanying product supplement no. 109-I.]

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

March 26, 2008

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 109-I dated December 31, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supplements the term sheet related hereto dated January 31, 2008, and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 109-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 109-I dated December 31, 2007:
  http://sec.gov/Archives/edgar/data/19617/000089109207005675/e29674clean.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Additional Key Terms

Currency Basket

Currency Basket:

An equally weighted basket of currencies that will measure the performance of the exchange rates of three currencies (each, an “Underlying Currency” and, collectively, the “Underlying Currencies”) versus the U.S. Dollar (the “Reference Currency”). The Spot Rates for the Pound Sterling and the Euro are expressed as the amount of Reference Currency per one unit of the applicable Underlying Currency. The Spot Rate for the Japanese Yen is expressed as one divided by the amount of Japanese Yen per one unit of Reference Currency.

Underlying Currency Rate	Starting Spot Rate	Reuters Page	Weight
Pound Sterling (GBP)†	2.0016	WMRSPOT05	1/3
Euro (EUR)†	1.57595	WMRSPOT05	1/3
Japanese Yen (JPY)††	0.010086	WMRSPOT12	1/3

†

The Starting Spot Rate for each of the Pound Sterling and the Euro was determined by the Calculation Agent in good faith and in a commercially reasonable manner at approximately 11:00 a.m., New York City time, on the Pricing Date taking into account the rates displayed on the applicable Reuters page.

††

The Starting Spot Rate for the Japanese Yen was determined by the Calculation Agent in good faith and in a commercially reasonable manner at approximately 11:00  a.m., New York City time, on the Pricing Date taking into account the quotient of one divided by the rates displayed on the applicable Reuters page. For information about the risks related to this discretion, see “Selected Risk Considerations — Potential Conflicts” on page PS-4 of this pricing supplement.

For the avoidance of doubt, the standard market quoting convention for expressing the exchange rate of the Japanese Yen relative to the U.S. dollar is expressed as an amount of Japanese Yen per one U.S. dollar. For the purposes of this note and the defined terms “Starting Spot Rate”, “Ending Spot Rate” and “Spot Rate” for the Japanese Yen, we have inverted this exchange rate to reference an amount of U.S. dollars per one Japanese Yen.

Currency Basket Return:	Ending Currency Basket Level – Starting Currency Basket Level Starting Currency Basket Level
Starting Currency Basket Level:	Set to equal 100 on the Pricing Date.
Ending Currency Basket Level:	The Currency Basket Closing Level on the Currency Basket Observation Date.
Currency Basket Closing Level:	The Currency Basket Closing Level will be calculated as follows:
100 x (1 + (GBP Return x 1/3) + (EUR Return x 1/3) + (JPY Return x 1/3))

where each of the GBP Return, EUR Return and JPY Return are the respective changes of each of the Underlying Currencies, expressed as a percentage, from the Starting Spot Rate of the relevant Underlying Currency on the Pricing Date to the Spot Rate of such Underlying Currency on the Currency Basket Observation Date. The Spot Rates on a given date that falls after the Pricing Date are the amounts reported by Reuters Group PLC on page WMRSPOT05 (for the GBP Return and the EUR Return) and page WMRSPOT12 (for the JPY Return) at approximately 11:00 a.m., New York City

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-1

time, on such date and, with respect to the Pound Sterling and the Euro, are expressed as the amount of Reference Currency per one unit of the applicable Underlying Currency and, with respect to the Japanese Yen, are expressed as one divided by the amount of Japanese Yen per one unit of Reference Currency.

For additional information, see “Description of the Notes — Payment at Maturity” in the accompanying product supplement.
Currency Basket Observation Date:	March 25, 2013*
Commodities Index
Commodities Index:	Dow Jones-AIG Commodities IndexSM (“DJAIG”)
Commodities Index Return:	Ending Commodities Index Level – Starting Commodities Index Level Starting Commodities Index Level
Starting Commodities Index Level:	206.427, the Commodities Index Closing Level on the Pricing Date.
Ending Commodities Index Level:	The Commodities Index Closing Level on the Commodities Index Observation Date.
Commodities Index Closing Level:	The final Commodities Index Level of the Commodities Index or any Commodities successor index on the applicable Commodities Index Trading Day.
Commodities Index Observation Date:	March 25, 2013*
Equity Basket
Equity Basket:	A basket of three equity indices (each, an “Underlying Equity Index” and, together, the “Underlying Equity Indices”) consisting of:
Underlying Equity Index	Weight

S&P 500® Index (“SPX”)	1/3
Dow Jones EURO STOXX 50® Index (“SX5E”)	1/3
Nikkei 225 Index (“NKY”)	1/3

Equity Basket Return:	Ending Equity Basket Level – Starting Equity Basket Level Starting Equity Basket Level
Starting Equity Basket Level:	Set equal to 100 on the Pricing Date.
Ending Equity Basket Level:	The Equity Basket Closing Level on the Equity Basket Observation Date.
Equity Basket Closing Level:	The Equity Basket Closing Level will be calculated as follows:
100 x (1 + (S&P 500® Index Return x 1/3) + (Dow Jones EURO STOXX 50® Index Return x 1/3) + (Nikkei 225 Index Return x 1/3))

The S&P 500® Index Return, Dow Jones EURO STOXX 50® Index Return and Nikkei 225 Index Return reflect the respective performance of each of the Underlying Equity Indices, expressed as a percentage, from the Starting Underlying Equity Index Level to the Ending Underlying Equity Index Level. For additional information please see “Description of the Notes — Payment at Maturity”.

Equity Basket Observation Date:	March 25, 2013*
Bond Index
Bond Index:	JPMorgan GBI Global Bond Total Return Index Hedged in U.S. dollars (“JHDCGBIG”)
Bond Index Return:	Ending Bond Index Level – Starting Bond Index Level Starting Bond Index Level
Starting Bond Index Level:	267.596, the Bond Index Closing Level on the Pricing Date.
Ending Bond Index Level:	The Bond Index Closing Level on the Bond Index Observation Date.
Bond Index Closing Level:

The closing level of the Bond Index Hedged in U.S. dollars or any Bond successor index on the applicable Bond Index Trading Day as published by JPMSI at Bloomberg ticker “JHDCGBIG” or as otherwise made available by JPMSI to you as more fully described in the accompanying product supplement.

Bond Index Observation Date:	March 25, 2013*

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-2

Selected Purchase Considerations

  PRESERVATION OF CAPITAL AT MATURITY — You will receive at least 100% of the principal amount of your notes if you hold the notes to maturity, regardless of the performance of the Reference Portfolios. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.
  APPRECIATION POTENTIAL — At maturity, in addition to your principal, for each $1,000 principal amount note you will receive a payment equal to $1,000 multiplied by the Portfolio Return of the best performing Reference Portfolio multiplied by the Participation Rate, provided that this payment (the Additional Amount) will not be less than zero.
  TAXED AS CONTINGENT PAYMENT DEBT INSTRUMENTS — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 109-I. Subject to the limitations described therein, in the opinion of our special tax counsel, Sullivan & Cromwell LLP, the notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes (as described below), even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the notes will be taxed as ordinary interest income and any loss you may realize at such time would generally be an ordinary loss to the extent of the interest you included as income in the prior taxable years in respect of the notes and thereafter would be capital loss. If you are a secondary purchaser of the notes, the tax consequences to you may be different.
  COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE — We have determined that the “comparable yield” is 4.75%, compounded semiannually. Based on our determination of the comparable yield, the “projected payment schedule” per $1,000 note consists of a single payment at maturity, equal to $1,264.74. Assuming a semi-annual accrual period, the following table states the amount of OID that will accrue with respect to a note during each calendar period, based upon our determination of the comparable yield and the projected payment schedule.
Calendar Period	Accrued OID During Calendar Period (per $1,000 note)	Total Accrued OID from Original Issue Date (per $1,000 note) as of End of Calendar Period
March 26, 2008 through December 31, 2008	$35.91	$35.91

January 1, 2009 through December 31, 2009	$49.79	$85.70

January 1, 2010 through December 31, 2010	$52.19	$137.89

January 1, 2011 through December 31, 2011	$54.69	$192.58

January 1, 2012 through December 31, 2012	$57.32	$249.90

January 1, 2013 through March 28, 2013	$14.84	$264.74

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the components of the Asset Classes or any securities linked to the components of the Asset Classes. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 109-I dated December 31, 2007.

  THE NOTES MAY NOT PAY MORE THAN THE PRINCIPAL AMOUNT AT MATURITY — Because each of the Portfolio Returns will be calculated based on the Asset Class Returns and their respective Asset Class Weightings on the Observation Date, the value of the Reference Portfolios at the maturity date or at other times during the term of the notes could be higher than their respective Portfolio Returns. This difference could be particularly large if there is a significant decrease in the levels of the Asset Classes during the latter portion of the term of the notes or if there is significant volatility in any of the Asset Classes during the term of the notes, especially on dates near the Observation Date.
  THE NOTES MIGHT NOT PAY AS MUCH AS AN INVESTMENT IN THE INDIVIDUAL COMPONENTS OF THE ASSET CLASSES — You may receive a lower payment at maturity than you would have received if you had invested in the components of the Asset Classes individually, a combination of components of the Asset Classes or contracts related to the components of the Asset Classes for which there is an active secondary market.
  NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing Underlying Equity Indices would have.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-3
  you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those set forth under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. For example, one of JPMSI’s duties as calculation agent involves determining the Starting Spot Rate in the manner set forth in this pricing supplement. The Starting Spot Rate may vary, and may vary significantly, from the rates displayed in publicly available sources at 11:00 a.m., New York City time, on the pricing date. If the calculation agent determines that the Starting Spot Rate for one or more Underlying Currencies exceeds that reflected in the publicly available information, each affected Underlying Currency must achieve a higher level for you to receive more than the principal amount of your notes at maturity. JPMSI will not have any obligation to consider your interests as a holder of the notes in making this determination.
  MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — The value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:
    the time left to maturity of the notes;
    interest and yield rates in the markets generally;
    our creditworthiness, including actual or anticipated downgrades in our credit ratings;
    the expected volatility in the Underlying Currencies and the Reference Currency;
    interest and yield rates in each of the Underlying Currencies and Reference Currency’s countries;
    the exchange rate and the volatility of the exchange rate among each of the Underlying Currencies;
    changes in correlation (the extent to which the individual components of each Asset Class as well as the Asset Classes themselves increase or decrease in value to the same degree at the same time) between the individual components of each Asset Class as well as the Asset Classes themselves;
    suspension or disruption of market trading in any or all of the Underlying Currencies, the U.S. dollar, the commodities that compose the Commodities Index, the stock markets of the securities that compose each Underlying Equity Index and the government bonds that compose the Bond Index;
    economic, financial, political, regulatory or judicial events that affect the value of the Underlying Currencies or Reference Currency or the economies of the originating countries of such currencies;
    the market price of the physical commodities upon which the futures contracts that compose the Commodities Index are based or the exchange-traded futures contracts on such commodities;
    interest and yield rates in the markets of the securities composing each Underlying Equity Index;
    economic, financial, political, regulatory or judicial events that affect the stocks included in each Underlying Equity Index or stock markets generally and which may affect the closing level of each Underlying Equity Index, as applicable;
    the exchange rate and the volatility of the exchange rate between the U.S. dollar and the various currencies relevant to the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index;
    the market price of the government bonds comprising the Bond Index; and
    the creditworthiness of the governments issuing the government bonds comprising the Bond Index, including actual or anticipated downgrades in their credit ratings.
  EACH REFERENCE PORTFOLIO WILL PERFORM DIFFERENTLY DUE TO THE DIFFERENT ASSET CLASS WEIGHTINGS WITHIN THEM — Although the Asset Classes within each Reference Portfolio are the same, the weight that each Asset Class is given is different between the three Reference Portfolios. Therefore, the same changes in a particular Asset Class will have a different effect within each Reference Portfolio.

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-4
  CHANGES IN THE VALUE OF THE ASSET CLASSES OR OF THE COMPONENTS OF AN ASSET CLASS MAY OFFSET EACH OTHER — Because the notes are linked to the performance of Reference Portfolios composed of four Asset Classes, price movements between Asset Classes or between the components of an Asset Class that has more than one component may not correlate with one another. At a time when the value of an Asset Class or a component of an Asset Class increase, the value of other Asset Classes or other components of the same Asset Class may not increase as much or may decline. Therefore, in calculating the Portfolio Return, increases in the value of some of the Asset Classes or components may be moderated, or more than offset, by lesser increases or declines in the level of the other Asset Classes or other components.
  CURRENCY MARKET RISK — A portion of the return on the notes at maturity is linked to the performance of the Currency Basket, and will depend in part on whether, and the extent to which, the Currency Basket Return is positive. Any positive Currency Basket Return will depend on the performance of the U.S. dollar relative to the aggregate performance of the Underlying Currencies. For example, the value of any currency, including the Underlying Currencies, may be affected by complex political and economic factors. The value of each Underlying Currency, relative to the U.S. dollar, is, at any moment, the result of the interaction between many factors directly or indirectly affecting economic or political developments in the originating country (or countries) of each Underlying Currency and the United States, including economic and political developments in other countries. Therefore, in calculating the Ending Currency Basket Level, increases in the exchange rates of one or more of the Underlying Currencies may be moderated, or more than offset, by lesser increases or decreases in the exchange rates of the remaining Underlying Currencies. Any positive Currency Basket Return will require a decrease in the value of the U.S. dollar relative to the Underlying Currencies. If the U.S. dollar increases relative to the Underlying Currencies, the value of your notes will be adversely affected.
  COMMODITY MARKET RISK — A portion of the return on the notes at maturity is linked to the performance of the Commodities Index, and will depend in part on whether, and the extent to which, the Commodities Index Return is positive. Any positive Commodities Index Return will depend on the performance of the futures contracts on the commodities included in the Commodities Index. For example, the commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Commodities Index and, therefore, the value of your notes.
  EQUITIES MARKET RISK — A portion of the return on the notes at maturity is linked to the performance of the Equity Basket, which will depend in part on whether, and the extent to which, the Underlying Equity Index Return is positive. Any positive Underlying Equity Index Return will depend on the performance of each of the Underlying Equity Indices and the equity securities composing the Underlying Equity Indices. However, your return on the notes will not reflect the return you would realize if you actually owned the equity securities of the companies included in any of the Underlying Equity Indices and received the dividends paid on those stocks or if you owned the Underlying Equity Indices yourself.
  THE AMOUNT PAYABLE ON THE NOTES AT MATURITY WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT AFFECT THE NIKKEI 225 INDEX AND THE DOW JONES EURO STOXX 50® INDEX — Although the stocks composing the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are traded in currencies other than U.S. dollars, and the notes, which are linked to these indices, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return on your notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity”.
  THE CONCENTRATION OF THE BOND INDEX COMPONENTS MAY ADVERSELY AFFECT YOUR RETURN — The methodology for calculating the Bond Index could result in the Bond Index comprising components concentrated from a particular region or country. Since the Bond Index was created, Bond Index securities have been concentrated in securities from the U.S. and Japan. As of January 4, 2008, the Bond Index securities from the U.S. and Japan comprised approximately 32% of the Bond Index’s weighting. Such a concentration could have an aggregate adverse impact on the level of the Bond Index if a region or a country that has issued a number of Bond Index securities experiences adverse political, economic or market conditions. In particular, Bond Index securities are debt instruments issued by sovereign issuers. Such instruments reflect risks which are influenced by, among other things, the political, economic and market conditions present in the country issuing such an instrument. An issuer may at any time experience budgetary shortfalls, high unemployment, an inability to attract foreign investment, high inflation, credit devaluation or high credit risk, or other negative macroeconomic effects beyond its control. If, as a result of any such factors or others, a

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-5
  government from a country that has Bond Index securities outstanding were to default on its debt obligations, the level of the Bond Index could be negatively affected.
  CREDIT RATINGS OF THE BOND INDEX COMPONENTS COULD ADVERSELY AFFECT YOUR RETURN — The Bond Index tracks the value of bonds and loans that are rated “Baa1” or below by Moody’s Investor Services, Inc. and “BBB+” or below by Standard & Poor’s, a division of the McGraw Hill Companies, which meet the rules for inclusion in the Bond Index and issued by countries deemed to be emerging markets. Emerging market issuers of Bond Index securities with such ratings are considered by the major credit ratings agencies to have a comparatively high risk of default. If one or more of such issuers does in fact default, the Bond Index Level could decrease and negatively affect the amount payable on the notes.
  OUR AFFILIATE, J.P. MORGAN SECURITIES INC., IS THE OWNER OF THE BOND INDEX AND RESPONSIBLE FOR SETTING GUIDELINES AND POLICIES GOVERNING THE BOND INDEX — J.P. Morgan Securities Inc. (“JPMSI”) is a wholly owned subsidiary of JPMorgan Chase & Co. JPMSI is responsible for calculating, maintaining the Bond Index and developing the guidelines and policies governing its composition and calculation. Although judgments, policies and determinations concerning the Bond Index are made by JPMSI, JPMorgan Chase & Co., as the parent company of JPMSI, ultimately controls JPMSI.
  In addition, the policies and judgments for which JPMSI is responsible may affect the Bond Index level and the value of your notes. JPMSI is under no obligation to consider your interests as an investor in the notes. Furthermore, the inclusion of a Bond Index security in the Bond Index is not an investment recommendation by us or JPMSI of that Bond Index Security.

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-6

What Is the Payment at Maturity on the Notes Assuming a Range of Performance for the Basket?

The table below illustrates the payment at maturity (including, where relevant, the payment of the Additional Amount) for a $1,000 principal amount of notes for a hypothetical range of performance for the best performing Reference Portfolio from +80% to -80% and reflects the Participation Rate of 100%. The following table assumes that the best performing Reference Portfolio will be the Balanced Portfolio. We make no representation or warranty as to which of the Reference Portfolios will be the best performing Reference Portfolio for the purposes of calculating your return on the notes at maturity. The following table also reflects the Starting Value of 100. The following results are based solely on the hypothetical example cited. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Portfolio Return	Reference Portfolio Return	Additional Amount		Principal		Payment Amount at Maturity

180	80.00%	$800	+	$1,000	=	$1,800
170	70.00%	$700	+	$1,000	=	$1,700
160	60.00%	$600	+	$1,000	=	$1,600
150	50.00%	$500	+	$1,000	=	$1,500
140	40.00%	$400	+	$1,000	=	$1,400
130	30.00%	$300	+	$1,000	=	$1,300
120	20.00%	$200	+	$1,000	=	$1,200
110	10.00%	$100	+	$1,000	=	$1,100
100	0.00%	$0	+	$1,000	=	$1,000
90	-10.00%	$0	+	$1,000	=	$1,000
80	-20.00%	$0	+	$1,000	=	$1,000
70	-30.00%	$0	+	$1,000	=	$1,000
60	-40.00%	$0	+	$1,000	=	$1,000
50	-50.00%	$0	+	$1,000	=	$1,000
40	-60.00%	$0	+	$1,000	=	$1,000
30	-70.00%	$0	+	$1,000	=	$1,000
20	-80.00%	$0	+	$1,000	=	$1,000

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The Portfolio Return of the Balanced Reference Portfolio is 120 with a Starting Value of 100. Because the Portfolio Return of 120 is greater than the Starting Value of 100, the Additional Amount is equal to $200 and the final payment at maturity is equal to $1,200 per $1,000 principal amount of notes calculated as follows:

Payment at maturity per $1,000 principal amount of notes = $1,000 + ($1,000 x [(120 - 100) /100] x 100%)= $1,200

Example 2: The Portfolio Return of the Balanced Reference Portfolio is 70 with a Starting Value of 100. Because the Portfolio Return of 70 is lower than the Starting Value of 100, the final payment at maturity is the principal amount of $1,000 per $1,000 principal amount of notes.

Example 3: The Portfolio Return of the Balanced Reference Portfolio is 110 with a Starting Value of 100. Because the Portfolio Return of 110 is greater than the Starting Value of 100, the Additional Amount is equal to $100 and the final payment at maturity is equal to $1,100 per $1,000 principal amount of notes calculated as follows:

Payment at maturity per $1,000 principal amount of notes = $1,000 + ($1,000 x [(110 - 100) / 100] x 100%) = $1,100

Historical Information

The following graphs set forth the weekly historical performance for each of the Underlying Currencies, the Currency Basket, the Commodities Index, the Underlying Equity Indices, the Equity Basket and the Bond Index. The historical performances for the Underlying Currencies and the Currency Basket are from January 3, 2003 through March 21, 2008. The historical performances for the Bond Index and the Commodities Index are from January 3, 2003 through March 20, 2008. The historical performances for the Underlying Equity Indices and the Equity Basket are from January 3, 2003 through March 14, 2008. In addition, we have included the hypothetical historical performance for each of the three Reference Portfolios from January 3, 2003 through March 14, 2008.

The historical information presented below should not be taken as an indication of future performance, and no assurance can be given as to the spot rate or closing level, as applicable, of any of the below on any observation date. We cannot give you assurance that the performance of the components of the Reference Portfolios will result in the payment at maturity of an amount in excess of $1,000 per $1,000 principal amount of notes.

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-7

Currency Basket

The first three graphs below show the weekly historical performance of each Underlying Currency from January 3, 2003 through March 21, 2008, expressed in terms of the standard market quoting convention as shown on Bloomberg Financial Markets (for the Pound Sterling and the Euro, the amount of U.S. dollars that can be exchanged for one unit of the applicable Underlying Currency, and for the Japanese Yen, the amount of Japanese Yen that can be exchanged for one U.S. dollar, which we refer to in this pricing supplement as the exchange rate). The exchange rates for the Pound Sterling, the Euro and the Japanese Yen at approximately 11:00 am, New York City time on March 26, 2008 were 2.0016, 1.57595 and 99.145, respectively.

The exchange rates for the Pound Sterling and the Euro displayed in the graphs below are for illustrative purposes only and do form part of the calculation of the Currency Basket Return or any Reference Portfolio. As the exchange rate for the Japanese Yen is expressed as the amount of Japanese Yen that can be exchanged for one U.S. dollar, the values displayed in the graph below do not form part of the calculation of the Currency Basket Return. The value of the Currency Basket, and thus the Currency Basket Return, increases when the individual Underlying Currencies appreciate in value against the U.S. dollar. Therefore, the Currency Basket Return is calculated using Spot Rates which with respect to the Pound Sterling and the Euro are the same as the exchange rates described above, and with respect to the Japanese Yen is expressed as one divided by the amount of Japanese Yen per one U.S. dollar, which is the inverse of the conventional market quotation for the Japanese Yen set forth in the graphs below.

The fourth graph below, of the historical Currency Basket performance, shows the weekly historical performance of the Currency Basket from January 3, 2003 through March 21, 2008, and assumes the Currency Basket Closing Level on January 3, 2003 was 100, that each Underlying Currency had a 1/3 weight in the Currency Basket on that date and that the closing spot rates of each Underlying Currency on the relevant date were the Spot Rates on such dates. The closing spot rates and the historical weekly Currency Basket performance data in such graph were, with respect to the Pound Sterling and the Euro, the rate reported by Bloomberg Financial Markets, and, with respect to the Pound Sterling and the Euro, were determined by dividing one by the rates reported by Bloomberg Financial Markets. These may not be indicative of the Currency Basket performance using the Spot Rates of the Underlying Currencies at approximately 11:00 a.m., New York City time, that would be derived from the applicable Reuters page.

The Spot Rates of Pound Sterling, the Euro and the Japanese Yen, at approximately 11:00 a.m., New York City time, on March 26, 2008 were 2.0016, 1.57595 and 0.010086, respectively, calculated in the manner set forth for calculating the Starting Spot Rates under “Additional Key Terms—Currency Basket” in this pricing supplement.

We obtained the exchange rates and the data needed to construct the graph which displays the weekly performance of the Currency Basket from Bloomberg Financial Markets, and, with respect to the Japanese Yen, we obtained the Spot Rate from Reuters Group PLC. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets or Reuters Group

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-8

PLC. The historical performance of each Underlying Currency and the Currency Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any of the Underlying Currencies on the Currency Basket Observation Date. We cannot give you assurance that the performance of the Currency Basket will result in the return of more than the principal amount of your initial investment.

Commodities Index

The graph below sets forth the weekly historical performance of the Dow Jones-AIG Commodity IndexSM from January 3, 2003 through March 20, 2008. As the U.S. equity markets were closed on March 21, 2008, the Commodities Index Closing Level was not available on March 21, 2008. The Commodities Index Closing Level of the Dow Jones-AIG Commodity IndexSM on March 26, 2008 was 206.427.

We obtained the Commodities Index Closing Levels and other information below from Bloomberg Financial Markets and accordingly, we make no representation or warranty as to their accuracy or completeness. The historical level of the Dow Jones-AIG Commodity lndexSM should not be taken as an indication of future performance, and no assurance can be given as to the level of the Dow Jones-AIG Commodity IndexSM on the Commodities Index Observation Date. We cannot give you assurance that the performance of the Dow Jones-AIG Commodity IndexSM will result in the return of more than the principal amount of your initial investment.

Historical Performance of the DJ-AIG Commodities Index
Index Level
250
200
150
100
50
0
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Source: Bloomberg

Equity Basket

The first three graphs below set forth the weekly historical performance of each Underlying Equity Index from January 3, 2003 through March 14, 2008. As the U.S. and European equity markets were closed on March 21, 2008, the Index closing level for the S&P 500® Index and the Dow Jones EURO STOXX 50® Index for March 21, 2008 were not available. In addition, as the Tokyo Stock Exchange was closed on March 20, 2008 and March 21, 2008, the Index closing level for the Nikkei 225 Index for both of those dates was not available. The closing level of the S&P 500® Index on March 26, 2008 was 1341.13. The closing level of the Nikkei 225 Index on March 26, 2008 was 12706.63. The closing level of the Dow Jones EURO STOXX 50® Index on March 26, 2008 was 3611.45.

The fourth graph below, of the historical Equity Basket performance, shows the weekly historical performance of the Equity Basket from January 3, 2003 through March 14, 2008, and assumes that the Equity Basket Closing Level on January 3, 2003 was 100 and that each Underlying Equity Index had a 1/3 weight in the Equity Basket on that date.

We obtained the various Underlying Equity Index closing levels and other information below from Bloomberg Financial Markets and accordingly, we make no representation or warranty as to their accuracy or completeness. The historical level of each Underlying Equity Index should not be taken as an indication of future performance, and no assurance can be given as to the level of any Underlying Equity Index on the Equity Index Observation Date. We cannot give you assurance that the performance of the Underlying Equity Indices will result in the return of more than the principal amount of your initial investment.

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-9

Historical Performance of the S&P 500 Index
Index Level
1800
1600
1400
1200
1000
800
600
400
200
0
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Source: Bloomberg

Historical Performance of the DJ EURO STOXX 50 Index

5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Index Level
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08

Source: Bloomberg

Bond Index

The following graph sets forth the weekly historical performance of the JPMorgan GBI Global Bond Total Return Index from January 3, 2003 through March 21, 2008. The Bond Index Closing Level was not available on March 21, 2008. The Bond Index Closing Level of the JPMorgan GBI Global Bond Total Return Index on March 26, 2008 was 267.596.

We obtained the Bond Index Closing Levels and other information below from Bloomberg Financial Markets and accordingly, we make no representation or warranty as to their accuracy or completeness. The historical level of the JPMorgan GBI Global Bond Total Return Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the JPMorgan GBI Global Bond Total Return Index on the Bond Index Observation Date. We cannot give you assurance that the performance of the JPMorgan GBI Global Bond Total Return Index Hedged in U.S. dollars will result in the return of more than the principal amount of your initial investment.

300
250
200
150
100
50
0
Index Level
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08

Source: Bloomberg

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-10

Reference Portfolios

The following graphs set forth the hypothetical historical performance of each of the Reference Portfolios from January 3, 2003 through March 14, 2008 and assume the Starting Value of each Reference Portfolio was 100 on January 3, 2003 and that each Asset Class had the weightings as set forth in this pricing supplement on that date. As the Underlying Equity Indices of the Equity Basket were closed either on March 21, 2008, or on March 20, 2008 and March 21, 2008, the historical performance of each of the Reference Portfolios is presented through March 14, 2008.

Historical Performance of the Conservative Portfolio
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Portfolio Level
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Source: Bloomberg & JPMorgan

Historical Performance of the Balanced Portfolio
Portfolio Level
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Source: Bloomberg & JPMorgan

Historical Performance of the Growth Portfolio
Portfolio Level
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Source: Bloomberg & JPMorgan

We obtained the various spot rates, closing levels and other information above from Bloomberg Financial Markets and accordingly, we make no representation or warranty as to their accuracy or completeness. The hypothetical historical value of each of the Reference Portfolios should not be taken as an indication of future performance, and no assurance can be given as to the value of any Reference Portfolio on the Observation Date. We cannot give you assurance that the performance of any of the Reference Portfolios will result in the return of more than the principal amount of your initial investment.

JPMorgan Structured Investments — Principal Protected Asset Allocation Notes	PS-11